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                                                                    EXHIBIT 12.0
                         FOUNDATION HEALTH CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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                                                                         YEAR ENDED JUNE 30,
                                                     -----------------------------------------------------------
                                                       1991        1992         1993         1994        1995
                                                     ---------  -----------  -----------  -----------  ---------
1. EARNINGS
  (a) Income before income taxes...................  $  43,797  $    91,601  $   136,999  $   165,873  $  78,532
  (b) Interest expense, net........................     11,031        6,035        4,239       12,709     11,555
  (c) 1/3 operating rental expense.................      3,007        3,960        4,825        7,081      8,475
                                                     ---------  -----------  -----------  -----------  ---------
      Total........................................  $  57,835  $   101,596  $   146,063  $   185,663  $  98,562
                                                     ---------  -----------  -----------  -----------  ---------
                                                     ---------  -----------  -----------  -----------  ---------

2. FIXED CHARGES
  (a) Interest expense.............................  $  11,031  $     6,035  $     4,239  $    13,446  $  13,095
  (b) 1/3 operating rental expense.................      3,007        3,960        4,825        7,081      8,475
                                                     ---------  -----------  -----------  -----------  ---------
      Total........................................  $  14,038  $     9,995  $     9,064  $    20,527  $  21,570
                                                     ---------  -----------  -----------  -----------  ---------
                                                     ---------  -----------  -----------  -----------  ---------
  Ratio (1 divided by 2):..........................        4.1         10.2         16.1          9.0        4.6
                                                     ---------  -----------  -----------  -----------  ---------
                                                     ---------  -----------  -----------  -----------  ---------
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